Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 5, 2023, by and between Digital Health Acquisition Corp., a Delaware Corporation (“DHAC”) and [HOLDER] (the “Holder”).

WHEREAS, DHAC, VSee, and iDoc needs working capital and is seeking bridge financing in connection with consummation of a proposed business combination in accordance with the terms and conditions set forth in that certain Second Amended and Restated Business Combination Agreement dated October 6, 2022, by and among the Company, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, DHAC desires to issue and sell to the Holder, and the Holder desires to purchase from DHAC, for cash and other valuable consideration, the Note, Warrant, and Commitment Shares as defined and described more fully in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DHAC and the Holder agree as follows:

ARTICLE I      DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, The Holder and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“AML/CTF Regulation” has the meaning ascribed to such term in Section 3.1(ll).

“BHCA” has the meaning ascribed to such term in Section 3.1(ii).

“Board of Directors” means the board of directors of DHAC.

“Business Combination” means the consummation of the proposed business combination in accordance with the terms and conditions set forth in that certain Second Amended and Restated Business Combination agreement dated October 6, 2022, by and among DHAC, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc. (the “Business Combination Agreement”), as further described in DHAC’s Current Report on Form 8-K, which was filed with the Commission (defined below) on October 7, 2022.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Closing Date” means the Trading Day on which, or next following the day on which, all of the Transaction Documents required to be executed or delivered prior to the Closing have been executed and delivered by the applicable parties thereto and all other conditions precedent to (i) the Holder’s obligations to pay the Subscription Amount and (ii) DHAC’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Shares” means shall mean, respectively, the Commitment Shares as set forth in Section 2.3(a).

“Common Stock” means the common stock of DHAC, par value $0.0001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of DHAC which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company Covered Person” has the meaning ascribed to such term in Section 3.1(ll).

“Company Party” means DHAC, VSee and iDoc and their respective subsidiaries.

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement. For purposes of this definition, cryptocurrencies shall be considered currencies.

“Derivative” means any Interest Rate Agreement, Currency Agreement, futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Disclosure Certificate” means one or more certificates disclosing detailed information about DHAC in form and substance satisfactory to the Holder on the Closing Date.

“Disqualification Event” has the meaning ascribed to such term in Section 3.1(ll).

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Evaluation Date” has the meaning ascribed to such term in Section 3.1(q).

“Event of Default” means any event constituting an “Event of Default” under and as defined in the Note.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Transaction” has the meaning ascribed to such term in Section 4.11(b).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of DHAC; provided, that such issuance is approved by a majority of the board of directors of DHAC; or stockholders of DHAC, or as part of a bona fide equity finance round; and provided, further that such issuance shall not exceed in the aggregate 15% of the outstanding shares of Common Stock as of the date hereof without the prior approval of the Holder, (b) shares of Common Stock, warrants or options to advisors or independent contractors of DHAC for compensatory purposes, (c) securities upon the exercise or exchange of any DHAC Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price or exchange price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of DHAC in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by a majority of the disinterested members of the DHAC Board of Directors; provided, that such acquisitions and other strategic transactions, including, without limitation, the Business Combination, shall not include a transaction in which DHAC is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Federal Reserve” has the meaning ascribed to such term in Section 3.1(ii).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of DHAC as reflected in its financial statements disclosed in SEC Reports.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guaranty” means that certain Guaranty required to be delivered pursuant to Section 2.3 of this Agreement, in the form attached hereto as Exhibit C and otherwise form and substance satisfactory to the Holder on the Closing Date, and issued by the Company Parties (other than the Company) for the benefit of the Holder.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the holder of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under Capital Leases, (f) all reimbursements and all other obligations of such Person with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation, performance or other similar bonds, (g) all obligations of such Person secured by Liens on the assets of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (j) after taking into account the effect of any legally-enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (k) all obligations of another Person of the type described in clauses (a) through (j) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Initial Principal Amount” means, the principal amount of the Note.

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks and trade names all applications for any of the foregoing, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Legend Removal Date” has the meaning ascribed to such term in Section 4.1(c).

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Holder or any other the Holder, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) the principal amount due of the Note, (ii) all other amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to DHAC under the Note, this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“License Agreement” has the meaning ascribed to such term in Section 3.1(m).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means material adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Party, or (c) the ability of any Company Party to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God.

“Maximum Rate” has the meaning ascribed to such term in Section 6.12.

“Note” mean the Promissory Note of DHAC in the form attached hereto as Exhibit A, and otherwise in form and substance satisfactory to the Holder on the Closing Date.

“Notice of Exercise” has the meaning ascribed to such term in Section 4.5.

“OFAC” has the meaning ascribed to such term in Section 3.1(gg).

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“PIPE” means that proposed offering of up to $10.0 million of securities to be issued to 3i LP and other institutional investors further to a proposed securities purchase agreement, said financing to be closed immediately after the closing of the Business Combination., upon such terms and subject to such conditions that are satisfactory to Purchasers with respect to the Company’s payment obligations to Holder.

“Pre-Notice” has the meaning ascribed to such term in Section 4.13(b).

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Prohibited Short Sale” has the meaning ascribed to such term in Section 4.12.

“Public Information Failure” has the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” has the meaning ascribed to such term in Section 4.3(b).

“Registrable Securities” means, as of any date of determination, (a) all of the Warrant Shares then issued and issuable upon exercise in full of the Warrant (assuming on such date the Warrant is exercised in full without regard to any exercise limitations therein), (b) the Commitment Shares, (c) any additional shares of Common Stock then issued and issuable in connection with any anti-dilution or any remedies provisions in the Warrant (without giving effect to any limitations on exercise therein); and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing,

“Registration Rights Agreement” means that certain Registration Rights Agreement required to be delivered pursuant to Section 2.3 of this Agreement, in form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Holder on the Closing Date.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, decrees, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations or guidance of any Governmental Authority and all administrative orders, directed duties, directives, requirements, requests.

“Related Parties” of any Person means such Person, (i) each Affiliate of such Person, (ii) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Capital Stock having ordinary voting power in the election of directors of such Person or such Affiliate, (iii) each of such Person’s or such Affiliate’s officers, managers, directors, joint venture partners, partners and employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title or classification as a contractor under employment Regulations), (iv) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of any of the foregoing, (v) any trust or beneficiary of a trust of which any of the foregoing are the sole trustees or for the benefit of any of the foregoing. Notwithstanding the foregoing, the Holder and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Related Parties” of each other.

“Required Filings” means (a) any filing required pursuant to Section 4.3 or 4.14, (b) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Commitment Shares and the Warrant Shares for trading thereon in the time and manner required thereby and (c) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

“Reserve Amount” means, as of any date, two and a half (2.5x) times the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise of the Warrant, ignoring any exercise limits set forth therein, all subject to proportionate adjustment for any reverse stock split or similar reclassification of the Common Stock.

“Resignation Effective Date” has the meaning ascribed to such term in Section 5.6(a).

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not be a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region that is subject to, the target of, or purported to be subject to, Sanctions Laws.

“Sanctions Laws” means all applicable Regulations concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including the following (together with their implementing regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.); the Patriot Act; and the Trading with the Enemy Act (TWEA) (50 U.S.C. §5 et seq.).

“Sanctioned Person” means (a) any Person that is listed in the annex to, or otherwise subject to the provisions of, Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism, effective September 24, 2001; (b) any Person that is named in any Sanctions Laws-related list maintained by OFAC, including the “Specially Designated National and Blocked Person” list; (c) any Person or individual located, organized or resident or determined to be resident in a Sanctioned Jurisdiction that is, or whose government is, the target of comprehensive Sanctions Laws; (d) any organization or Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c); and (e) any Person that commits, threatens or conspires to commit or supports “terrorism”," as defined in applicable United States Regulations.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Note, Warrant, Warrant Shares and the Commitment Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expense” has the meaning ascribed to such term in Section 4.17.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Stock Equivalents” means all securities and/or Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subscription Amount” means $250,000.

“Subsequent Financing” has the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” has the meaning ascribed to such term in Section 4.13(b).

“Subsidiary” means (a) any subsidiary of, respectively, DHAC, Vee, or iDoc as set forth in, or otherwise required to be set forth in, the SEC Reports, both on or after the date hereof, and (b) any Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of the Holder, taxes imposed on or measured by the net income or overall gross receipts of the Holder.

“Third Party Exchange Transfer” has the meaning ascribed to such term in Section 4.11(b).

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Disclosure Certificates, the Notes, the Guaranty, the Registration Rights Agreement, the Transfer Agent Instruction Letters, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of DHAC, with a mailing address of One State Street Plaza, 30th Floor, New York, New York 10004 and a phone number of (212) 509-4000, attention: Mark Zimkind, and any successor transfer agent of DHAC.

“Transfer Agent Instruction Letter” means the letter from DHAC to the Transfer Agent, duly acknowledged and agreed by the Transfer Agent, which instructs the Transfer Agent to issue the Commitment Shares and the Warrant Shares pursuant to the Transaction Documents, in form attached hereto as Exhibit E and otherwise in form and substance satisfactory to the Holder on the Closing Date.

“Voting Stock” means Capital Stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

“Warrant” means collectively, the Common Stock purchase warrant delivered to the Holder at the Closing in accordance with Section 2(a)(v) hereof, which Warrant shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form attached hereto as Exhibit B and otherwise in form and substance satisfactory to the Holder on the Closing Date, issued by DHAC to the Holder hereunder and as of the Closing Date.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II      PURCHASE AND SALE

2.1            Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Holder will purchase $250,000 in Subscription Amount of the Note, which Subscription Amount with respect to the Note shall correspond to an aggregate of up to $300,000 in Initial Principal Amount of the Note to reflect a sixteen point six seven percent (16.67%) original issue discount. The purchase will be completed in a single tranche as provided herein.

2.2            Closing. Upon the terms and subject to the conditions set forth herein, (a) DHAC agrees to sell, and the Holder agrees to purchase, at the Closing a Note issuable DHAC having a principal amount equal to the Initial Principal Amount, (b) DHAC agrees to deliver the 7,000 Commitment Shares to the Holder, and (c) DHAC agrees to deliver the Warrant to the Holder. At the Closing, the Holder shall deliver to DHAC, via wire transfer to an account designated by the DHAC immediately available Dollars equal to the Holder’s Subscription Amount, and DHAC shall deliver to the Holder its Note, and DHAC shall deliver to the Holder the Commitment Shares and Warrant in each case, as set forth in Section 2.3(a) and the Holder shall deliver to each other the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Section 2.3 and Section 2.4 for Closing, such Closing shall occur at the offices of Manatt, Phelps & Phillips, LLP, 695 Town Center Drive, 14th Floor, Costa Mesa, CA 92626 or such other location as the parties shall mutually agree, and may by agreement be undertaken remotely by electronic exchange of Closing documentation. Notwithstanding anything herein to the contrary, if the Closing Date does not occur within 10 Business Days of the date hereof, this Agreement shall terminate and be null and void.

2.3            Deliveries.

(a)            Deliveries to the Holder. On or prior to the Closing (except as noted), the Company shall deliver or cause to be delivered to the Holder the following, each dated as of the Closing Date and in form and substance satisfactory to the Holder:

(i)            this Agreement, duly executed by DHAC;

(ii)           final Disclosure Certificate, duly executed by DHAC;

(iii)          the Note;

(iv)          the 7,000 Commitment Shares registered in the Holder 's name (the “Commitment Shares”);

(v)           the Warrant registered in the Holder’s name to purchase up to 26,086 shares of Common Stock, with an exercise price of equal to $11.50, subject to adjustment therein;

(vi)          the Guaranty, duly executed by VSee and iDoc;

(vii)         the Registration Rights Agreement, duly executed by DHAC; and

(viii)        the Transfer Agent Instruction Letters, duly executed by the Transfer Agent in addition to DHAC;

(b)            Deliveries to DHAC. On or prior to the Closing, the Holder shall deliver or cause to be delivered to DHAC, the following, each duly executed by the Holder and dated as of the Closing Date:

(i)            this Agreement;

(ii)           the Guaranty; and

(iii)          the Registration Rights Agreement.

2.4            Closing Conditions.

(a)            Conditions to DHAC’s Obligations. The obligations of DHAC pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date:

(i)            the representations and warranties of the Holder contained herein shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements required to be performed by the Holder on or prior to the Closing Date (other than the obligations set forth in Section 2.2 to be performed at the Closing) shall have been performed; and ;

(iii)          the delivery by the Holder of the items it is required to deliver prior to the Closing Date pursuant to Section 2.3(a)(vii).

(b)            Conditions to the Holder’s Obligations. The respective obligations of the Holder pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date, both before and after giving effect to the Closing:

(i)            the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements required to be performed by any Company Party or any on or prior to the Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.2 to be performed at the Closing) shall have been performed;

(iii)          the delivery by each Company Party of the items such Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.2(a);

(iv)          there shall exist no Event of Default and no event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(v)           there shall be no breach of any obligation, covenant or agreement of any Company Party under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute such a breach;

(vi)          no Material Adverse Effect shall have occurred from the date hereof through the Closing Date;

(vii)         from the date hereof through the Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or DHAC’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such the Holder, and without regard to any factors unique to such the Holder, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(viii)        DHAC meets the current public information requirements under Rule 144 in respect of the Commitment Shares, the Warrant Shares and any other Registrable Securities;

(ix)          DHAC has duly submitted a Listing of Additional Shares Notification Form with the Nasdaq Capital Market with respect to each issuance of Securities pursuant to this Agreement; and

(x)           any other conditions contained herein or the other Transaction Documents, including delivery of the items that any Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.3.

ARTICLE III      REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of DHAC. DHAC hereby makes the following representations and warranties to the Holder as of the Closing Date, subject to the exceptions set forth in the Disclosure Certificate, which Disclosure Certificates is deemed a part hereof and qualifies any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Certificates:

(a)            Subsidiaries. All of the direct and indirect Subsidiaries of DHAC are set forth on the Disclosure Certificate. DHAC owns, directly or indirectly, all of the Capital Stock and Stock Equivalents of each Subsidiary free and clear of any Liens, other than as set forth in the SEC Reports, and all of the issued and outstanding shares of Capital Stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. Each Company Party is a Person having the corporate form listed on the Disclosure Certificate, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization listed on the Disclosure Certificate and is duly qualified or licensed to transact business in its jurisdiction of organization and the jurisdiction of its principal place of business and, except where the failure to do so would not have a Material Adverse Effect, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own – and no Proceeding exists or has be instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Company Party has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party, each of which constitutes a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms, subject only to bankruptcy and similar Regulations affecting creditors’ rights generally; and has the power, authority, Permits and Licenses to own its property and to carry on its business as presently conducted. No Company Party is engaged in the business of extending credit (which shall not include intercompany credit among the Company Parties) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

(c)            Authorization; Enforcement. The execution, delivery, performance by each Company Party of its obligations, and exercise by such Company Party of its rights under the Transaction Documents, including, if applicable, the sale of the Note, Warrant and other securities under this Agreement, (i) have been duly authorized by all necessary corporate actions of such Company Party and (ii) except for the Required Filings, do not require any Consents or Permits that have not been obtained prior to the date hereof and each such Permit or Consent is in full force and effect and not subject of any pending or, to the best of any Company Party’s knowledge, threatened, attack or revocation, (iii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Party or affecting any property of such Company Party. Upon execution and delivery thereof, each Transaction Document to which such Company Party purports to be a party shall constitute the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms.

(d)            Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by any Company Party other than restrictions on transfer provided for in the Transaction Documents.  Each of the Commitment Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by DHAC other than restrictions on transfer provided for in the Transaction Documents.  DHAC has reserved from its duly authorized Capital Stock a number of shares of Common Stock for issuance of the Commitment Shares and Warrant Shares at least equal to the Reserve Amount on the date hereof or as provided for in Section 4.10(a).

(e)            Capitalization. The capitalization of DHAC is as set forth on the Disclosure Certificate, which Disclosure Certificate also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of DHAC as of the date hereof. DHAC has not issued any Capital Stock or Stock Equivalent since its most recently filed periodic report under the Exchange Act except (i) as set forth on the Disclosure Certificate, (ii) for the issuance of shares of Common Stock to employees pursuant to DHAC’s employee stock purchase plans and (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act as set forth on the Disclosure Certificate. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents (including the issuance of the Commitment Shares and Warrant Shares upon the exercise the Warrant respectively in accordance with their terms) as set forth on the Disclosure Certificate. There are no outstanding Stock Equivalents with respect to any shares of Common Stock, and there are no Contractual Obligations by which DHAC or any DHAC Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth on the Disclosure Certificate. The issuance and sale of the Securities will not obligate DHAC to issue shares of Common Stock or any other securities to any Person (other than to the Holder) and will not result in a right of any holder of securities issued by any Company Party to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent, except as set forth on the Disclosure Certificate. All of the outstanding shares of Capital Stock of DHAC are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder or the DHAC Board of Directors, and no other Permit or Consent, is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to DHAC’s Capital Stock or Stock Equivalents to which DHAC is a party or, to the knowledge of DHAC, between or among any of DHAC’s stockholders or other equity investors.

(f)            SEC Reports; Financial Statements. DHAC has filed all reports, schedules, forms, statements and other documents required to be filed by DHAC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as DHAC was required by Regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of DHAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed in footnotes to such financial statements, such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of DHAC and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to customary and immaterial year-end audit adjustments.

(g)            Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the Disclosure Certificate: (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect as to the any Company Party, (ii) no Company Party has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in DHAC’s financial statements and not required to be disclosed in filings made with the Commission, (iii) no Company Party has altered its fiscal year or accounting methods; (iv) no Company Party has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, (v) no Company Party has issued any Capital Stock to any officer, director or other Affiliate, and (vi) there has been no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to any Company Party, their Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by any Company Party under applicable securities Regulations at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(h)            Litigation. Except as set forth in the Disclosure Certificate, there is no Proceeding against any Company Party of any Subsidiary of any Company Party or any current or former officer or director of any Company Party or any Subsidiary of any Company Party in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves the Commission or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by DHAC or any Subsidiary under the Exchange Act or the Securities Act.

(i)            Labor Relations. There is no (i) no unfair labor practice at any Company Party and there is no unfair labor practice complaint pending against any Company Party or any Subsidiary of any Company Party or, to their knowledge of any Company Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Company Party or any Subsidiary of any Company Party or to their knowledge threatened against any of them, (ii) no strike, work stoppage or other labor dispute in existence or to their knowledge threatened involving any Company Party or any Subsidiary of any Company Party, and (iii) no union representation question existing with respect to the employees of any Company Party or any Subsidiary of any Company Party, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably likely to have a Material Adverse Effect. None of Company Parties’ or their respective Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with such Company Party or such Subsidiary, and none of the Company Parties nor any of their respective Subsidiaries is a party to a collective bargaining agreement. To the knowledge of each Company Party, the continued service to the applicable Company Party of the executive officers of such Company Party and its Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party, and does not subject any Company Party or any Subsidiary of any Company Party to any Loss with respect to any of the foregoing matters.

(j)            Compliance. No Company Party and no Subsidiary thereof, except as set forth in the SEC Reports or the Disclosure Certificate, or as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by any Company Party the Company or any Subsidiary under), nor has any Company Party or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any Governmental Authority; (iii) is or has been in violation of any Regulation, and to the knowledge of each Company Party, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iv) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(k)            Permits. Each Company Party and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses as described in the SEC Reports and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

(l)            Title to Assets. Each Company Party and their Subsidiaries have good and marketable title in fee simple to all real property owned by them and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of any Company Party or any Subsidiary of any Company Party, in each case free and clear of all Liens except as set forth in the SEC Reports and except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties and their Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by any Company Party or any Subsidiary of the Company Parties (and any personal property if such lease is material to the business of any Company Party or any Subsidiary of any Company Party) are held by them under valid, subsisting and enforceable leases with which the Company Parties and their Subsidiaries party thereto are in compliance.

(m)           Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect, each Company Party and each Subsidiary of the Company Parties have, or have rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party and such Subsidiary, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties and their Subsidiary as presently conducted. No Company Party and no Subsidiary of any Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of each Company Party and its Subsidiaries, no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Party and no Subsidiary of any Company Party has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Party and no Subsidiary of any Company Party otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Party or any Subsidiary of any Company Party violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Party and its Subsidiaries, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Party and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Company Party and no Subsidiary of any Company Party has any Intellectual Property Right registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those set forth on the Disclosure Certificate, or has granted any licenses with respect thereto other than as set forth on the Disclosure Certificate. The Disclosure Certificate also sets forth all Contractual Obligations or other arrangements of any Company Party or any Subsidiary of any Company Party as in effect on the date hereof pursuant to which such Company Party or such Subsidiary has a license or other right to use any Intellectual Property owned by another Person and the dates of the expiration of such Contractual Obligations or other arrangements (collectively, together with such Contractual Obligations or other arrangements as may be entered into by any Company Party or any Subsidiary of any Company Party after the date hereof, the “License Agreements”). All material License Agreements and related rights are in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Company Party or any Subsidiary of any Company Party or any obligation of any Company Party or any Subsidiary of any Company Party with respect to manufacturing standards, quality control or specifications and each such Company Party or such Subsidiary is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

(n)            Transactions with Related Parties. Except as set forth in the SEC Reports or the Disclosure Certificate, no Company Party and no Subsidiary of any Company Party is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Party or Subsidiary of a Company Party, including (a) Investments by any Company Party or any Subsidiary thereof in any such other Related Party or Indebtedness owing by or to any such other Related Party and (b) transfers, sales, leases, assignments or other acquisitions or dispositions of any asset, in each case except for (x) transactions in the ordinary course of business on a basis no less favorable to the Company Parties and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and (y) salaries and other director or employee or other staff compensation, including expense reimbursements and employee benefits, of the Company Parties and their Subsidiaries.

(o)            Sarbanes-Oxley; Internal Accounting Controls. DHAC and its Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all related Regulations. The Company Parties and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. DHAC and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for DHAC and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed in the reports DHAC is required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. DHAC’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of DHAC and its Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). DHAC presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of DHAC and its Subsidiaries.

(p)            Certain Fees. No brokerage or finder’s fees or commissions or similar fees are or will be payable by any Company Party or any Subsidiary of any Company Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Holder shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(p) that may be due in connection with the transactions contemplated by the Transaction Documents.

(q)            Private Placement. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by DHAC to the Holder as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(r)            Investment Company. No Company Party and no Subsidiary of any Company Party is, or is an Affiliate of (and, immediately after receipt of payment for the Securities and before and after giving effect to the use of the proceeds thereof, none will be or be an Affiliate of), an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each Company Party and each Subsidiary of any Company Party shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s)            Registration Rights.  No Person has any right to cause any Company Party or any Subsidiary of any Company Party to effect the registration under the Securities Act of any securities of any Company Party or any Subsidiary of any Company Party.1

(t)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and DHAC has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has DHAC received any notification that the Commission is contemplating terminating such registration. DHAC has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that DHAC is not in compliance with the listing or maintenance requirements of such Trading Market. DHAC is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. DHAC has submitted (or will submit on or prior to the Closing Date) the List of Additional Shares Notification Form with the Nasdaq Capital Market with respect to the offering of its Securities. The issuance of the Commitment Shares and Warrant Shares would not exceed the maximum number of shares of Common Stock that may be issued under the Listing Rules of the Nasdaq Stock Market LLC without obtaining shareholder approval.

(u)            Application of Takeover Protections. DHAC and its Board of Directors (or equivalent body) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under DHAC’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Holder and DHAC fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of DHAC’s issuance of the Securities and the ownership of the Securities by the Holder or any Affiliate of the Holder.

(v)            MNPI. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party confirms that none of the Company Parties, their Affiliates, or agents or counsel or any other Person acting on behalf of the foregoing has provided the Holder, the Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. DHAC understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the DHAC. Each Company Party acknowledges and agrees that the Holder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(w)            No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3.2, no Company Party, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by DHAC for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of DHAC are listed or designated.

(x)            No General Solicitation. Neither DHAC nor any person acting on behalf of DHAC has offered or sold any of the Securities by any form of general solicitation or general advertising. DHAC has offered the Securities for sale only to the Holder and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y)            Foreign Corrupt Practices. No Company Party and no Related Party of any Company Party, has done any of the following, directly or indirectly (including through agents, contractors, trustees, representatives and advisors): (i) made contributions or payments of, or reimbursement for, gifts, entertainment or other expenses, in each case that could reasonably be viewed as unlawful under U.S. or other Regulations related to foreign or domestic political activity or (ii) made payments to U.S. or other officials, judges, employees or other staff members of any Governmental Authority or other Persons viewed as government officials under any Regulation or to any foreign or domestic political parties, elected or union officials or campaigns in order to obtain, retain or direct business or obtain any improper advantage, and no part of the proceeds of the Note will be used, directly or indirectly, to fund any such payment; (iii) failed to disclose fully any contribution or other payment made by any Company Party or any Subsidiary of any Company Party (or made by any person acting on the behalf of any of the foregoing) which could reasonably be viewed as in violation of U.S. or other Regulations; or (iv) any other activity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Regulation sanctioning or purporting to sanction bribery, corruption and other improper payments.

(z)            Accountants. DHAC’s accounting firm is WithumSmith+Brown, PC. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(aa)          No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by any Company Party to arise, between DHAC and the accountants and lawyers formerly or presently employed by DHAC and DHAC is current with respect to any fees owed to its accountants and lawyers which could affect DHAC’s ability to perform any of its obligations under any of the Transaction Documents.

(bb)          Acknowledgment Regarding Purchasers' Purchase of Securities. DHAC acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. DHAC further acknowledges that the Holder is acting as a financial advisor or fiduciary of DHAC (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Holder, the Holder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Holder’s purchase of the Securities. DHAC further represents to the Holder that DHAC’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by DHAC and its representatives.

(cc)          Regulation M Compliance. No Company Party, Subsidiary of any Company Party or anyone acting on any of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of DHAC to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of DHAC.

(dd)      Stock Option Plans. DHAC has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding DHAC or its Subsidiaries or their financial results or prospects.

(ee)      Sanctions. No Company Party and no Related Party of any Company Party, directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) is in violation of any Sanctions Law or engages in, or conspire or attempts to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) is a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) has any assets located in Sanctioned Jurisdictions or (d) deals in, or otherwise engages in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by the U.S. Office of Foreign Assets Control (“OFAC”). The Borrower will not use, directly or indirectly, any part of the proceeds of any Note hereunder to fund, and none of the Borrower or its Related Parties, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), are engaged in any operations involving, the financing of any investments or activities in, or any payments to, a Sanctioned Person.

(ff)      U.S. Real Property Holding Corporation. DHAC is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and DHAC shall so certify upon the Holder’s request.

(gg)     Bank Holding Company Act and Other Limiting Regulations. No Company Party and no Affiliate of any Company Party is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). No Company Party and no Subsidiary or Affiliate of any Company Party owns or controls, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. No Company Party and no Subsidiary or Affiliate of any Company Party, either individually or in the aggregate, directly or indirectly, exercise or has the ability to exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. DHAC is not an “investment company” and is not a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. DHAC is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Regulation or Permit limiting DHAC’s ability to incur indebtedness for borrowed money.

(hh)      Promotional Stock Activities. No Company Party, no Subsidiary of any Company Party and none of their officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Securities and Exchange Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(ii)        Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Parties (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim.

(jj)        AML/CTF Regulations. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the “AML/CTF Regulations”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Company Party or any Subsidiary of any Company Party with respect to any AML/CTF Regulation is pending or, to the knowledge of any Company Party or any such Subsidiary, threatened.

(kk)      Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act, none of DHAC, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of DHAC participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of DHAC’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as such term is defined in Rule 405 under the Securities Act) connected with DHAC in any capacity at the time of sale (as each such term is used and understood in Rule 506(d) of Regulation D under the Securities Act, each a “Company Covered Person”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D under the Securities Act. DHAC has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. DHAC has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D promulgated under the Securities Act, and has furnished to the Holder a copy of any disclosures provided thereunder. DHAC will notify the Holder in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(ll)        No Other Covered Persons. There is no Person (other than a Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Holder in connection with the sale of any Securities.

(mm)     No Cash Payments. [Reserved].

(nn)     Subsidiary Rights. Each Company Party has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by any Company Party or any Subsidiary of any Company Party.

(oo)      Shell Company Status. DHAC has been since its inception, and is presently, an issuer identified as a “Shell Company”.

(pp)      Full Disclosure. All of the disclosures furnished on behalf of, and all of the representations and warranties made by, any Company Party in any Transaction Document and all statements contained in the Disclosure Certificate to this Agreement or any certificate or other document furnished or to be furnished to the Holder or the Holder or their attorneys or advisors pursuant to any Transaction Document are true and correct and none contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The press releases disseminated by the Company Parties during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

3.2            Representations and Warranties of Purchaser. the Holder hereby represents and warrants as of the date hereof and as of the Closing Date to DHAC as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a)            Organization; Authority. the Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. Each Transaction Document to which it is a party has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Holder’s right to sell the Securities in compliance with applicable federal and state securities laws). The Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c)            Purchaser Status.  At the time the Holder was offered or otherwise purchased or acquired the Securities, it was, and as of the date hereof it is, and on each date on which it exercised the Warrant it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)            Experience of the Holder. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)            General Solicitation. The Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Holder has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Holder, executed any purchases or sales, including Short Sales, of the securities of DHAC during the period commencing as of the time that the Holder first received a term sheet (written or oral) from DHAC or any other Person representing DHAC setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Holder is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of the Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Holder’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Each Company Party acknowledges and agrees that the representations and warranties of the Holder set forth in Section 3.2 shall not modify, amend or affect the Holder’s right to rely on the representations and warranties of any Company Party contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV      OTHER AGREEMENTS OF THE PARTIES

4.1            Transfer Restrictions.

(a)            The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to DHAC or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), DHAC may require the transferor thereof to provide to DHAC an opinion of counsel selected by the transferor and reasonably acceptable to DHAC, at DHAC’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to DHAC, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)            The Holder agrees to the imprinting, for as long as is required by this Section 4.1, of a legend on all of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXERCISABLE]] HAS NOT [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY]] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

DHAC acknowledges and agrees that the Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Holder may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of DHAC and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At DHAC’s expense, DHAC will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)            Certificates evidencing the Commitment Shares or Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Commitment Shares or Warrant Shares pursuant to Rule 144; (iii) if such Commitment Shares or Warrant Shares are eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). DHAC shall upon request of the Holder and at DHAC’s sole expense cause its counsel (or at the Holder’s option, exercised in its sole discretion, counsel selected by the Holder to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence if required by the Transfer Agent to effect the removal of any legend (including that described in Section 4.1(b)), with a copy to the Holder, its broker. If all or any portion of any Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Commitment Shares or Warrant Shares, or if such Commitment Shares or Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Commitment Shares or Warrant Shares shall be issued free of all legends.   DHAC agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by the Holder to DHAC or the Transfer Agent of a certificate representing Commitment Shares or Warrant Shares, issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date” of such Securities of the Holder), instruct the Transfer Agent to deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends.  DHAC may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.  Certificates for the Commitment Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

(d)            In addition to the Holder’s other available remedies, DHAC shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after the Legend Removal Date of such Securities of the Holder until such certificate is delivered without a legend. Nothing herein shall limit the Holder’s right to pursue actual damages for DHAC’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Holder shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

4.2            Acknowledgment of Dilution.  DHAC acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  DHAC further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Commitment Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim DHAC may have against the Holder and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of DHAC.

4.3            Furnishing of Information; Public Information.

(a)            DHAC covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DHAC after the date hereof pursuant to the Exchange Act even if DHAC is not then subject to the reporting requirements of the Exchange Act.

(b)            At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Securities have been sold or may be sold without the requirement for DHAC to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if DHAC shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Holder’s other available remedies, DHAC shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of the Holder’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Holder to transfer any Registrable Securities pursuant to Rule 144.  The payments to which the Holder shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event DHAC fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of 2.0% per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit the Holder’s right to pursue actual damages for the Public Information Failure, and the Holder shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

4.4            Integration.  DHAC shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5            Exercise Procedure.  The form of “Notice of Exercise” (each a “Notice of Exercise”) included in any Warrant, as applicable, of the Holder sets forth the totality of the procedures required of the Holder in order to exercise such Warrant.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise any Warrant.  No additional legal opinion, other information or instructions shall be required of the Holder to exercise any Warrant.  DHAC shall honor exercises of any Warrant and shall deliver and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6            Shareholder Rights Plan. No claim will be made or enforced by DHAC or, with the consent of DHAC, any other Person, that the Holder is an “acquiring person” (or similar or equivalent term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by DHAC, or that the Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between DHAC and the Holder.

4.7            Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party covenants and agrees that neither it, nor any of its Affiliates, nor any other Person acting on its behalf, will provide the Holder, the Holder or their respective agents or counsel with any information that any Company Party believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or the Holder shall have entered into a written agreement with DHAC regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (as each such term is defined in the Note) that has not been consummated. The Holder has been provided by any Company Party or any Related Party of any Company Party any information, that constitutes, or may constitute, material non-public information with respect to any Company Party. DHAC understands and confirms that the Holder shall be relying on the foregoing representations, warranties and covenants in effecting transactions in securities of DHAC.

4.8            Indemnification of the Holder. DHAC shall indemnify against, and hold harmless from, the Holder and its Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “the Holder”) any and all Losses that the Holder may suffer or incur as a result of or relating to (a) the administration, performance or enforcement by the Holder of any of the Transaction Documents or consummation of any transaction described therein, (b) the existence of, perfection of, a Lien upon or the sale or collection of, or any other damage, Loss, failure to return or other realization upon any collateral, (c) the failure of any Company Party or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, (d) any Proceeding, whether or not the Holder is a party thereto with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Party or the Holder, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, DHAC shall pay (or shall promptly reimburse the Holder for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Holder Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses incurred by the Holder as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in any Transaction Document, the obligations of DHAC with respect to each indemnity given by it in this Agreement or any of the other Transaction Documents in favor of the Holder Parties shall survive the payment in full of the Note and the termination of this Agreement. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of the Holder against any Company Party or others and any liabilities any Company Party may be subject to pursuant to any Regulation.

4.9            Reservation and Listing of Securities.

(a)            DHAC shall maintain a reserve equal to the Reserve Amount of shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. Upon a reverse stock split or increase in the authorized Common Stock of DHAC, DHAC will immediately instruct the Transfer Agent to reserve at least the Reserve Amount after giving effect to such stock split or increase. This reserve amount shall be updated monthly.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of the Reserve Amount on such date, then the DHAC Board of Directors shall amend DHAC’s Articles of Incorporation (or equivalent governing document) to increase the number of authorized but unissued shares of Common Stock to 100% of the Reserve Amount at such time, as soon as possible and in any event not later than the 60th day after such date.

(c)            DHAC shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Reserve Amount on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Holder evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Reserve Amount on such date on such Trading Market or another Trading Market.

4.10            Trading Activities of the Holder.

(a)            Prohibited Short Sales. The Holder covenants and agrees that neither it, nor any of its Affiliates acting on its behalf or pursuant to any understanding with it, will execute (i) any Short Sales of the Common Stock or (ii) any hedging transaction that establishes a net short position with respect to DHAC’s Common Stock, in each case during the period commencing with the execution of this Agreement and ending on the earlier of the earliest “Maturity Date” of the Holder’s Note (under and as defined in such Note) or the full repayment of all of the Holder’s Note (a “Prohibited Short Sale”); provided, further, that this provision shall not operate to restrict the Holder’s trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

(b)            Acknowledgment Regarding the Holder’s Other Trading Activities. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for this Section 4.12), it is understood and acknowledged by DHAC that (i) the Holder has been asked by DHAC to agree, nor has the Holder agreed, to desist from purchasing or selling Securities of DHAC or from entering into Short Sales or Derivatives based on securities issued by DHAC or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Holder, specifically including Short Sales or Derivatives, before or after the Closing or the closing of any future private placement transactions, may negatively impact the market price of DHAC’s publicly-traded securities, (iii) the Holder, and counter-parties in Derivatives to which the Holder is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) the Holder shall be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. DHAC further understands and acknowledges that (y) the Holder may engage in hedging activities at various times during the period that the Securities are outstanding, including, during the periods that the value of the Commitment Shares or the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in DHAC at and after the time that the hedging activities are being conducted. DHAC acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

4.11            Securities Laws Disclosure; Publicity.

(a)            8-K Filing. DHAC shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act in connection with the transactions contemplated by the Transaction Documents. DHAC represents to the Holder that, from and after the issuance of such Current Report on Form 8-K, it shall have publicly disclosed all material, non-public information delivered to the Holder or their Related Parties (including to their agents, contractors, trustees, representatives and advisors) by any Company Party (including through agents, contractors, trustees, representatives and advisors) in connection with the transactions contemplated by the Transaction Documents.

(b)            Financing Statements and Other Periodic Filings. DHAC shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DHAC after the date hereof pursuant to the Exchange Act and DHAC shall meet the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question.

(c)            Other Public Disclosures. DHAC and the Holder shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and none of the Company Parties or the Holder shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of DHAC, with respect to any press release of the Holder, and without the prior consent of the Holder with respect to any press release of DHAC, which consent shall not unreasonably be withheld or delayed, except if such disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, DHAC shall not publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, the Holder (including in any filing with the Commission, regulatory agency or Trading Market, including the 8-K filing referenced above) without the prior consent of the Holder (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with the Holder, to the extent required to do so under applicable Regulations (including as required in any registration statement filed with the Commission). None of the Company Parties and their Affiliates shall represent that any Company Party or any of its Affiliates, any product or service of the Company Parties or their Affiliates, or any know how or policy or practice of the Company Parties or their Affiliates has been approved or endorsed by the Holder.

4.12            Form D; Blue Sky Filings. DHAC agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Holder. DHAC shall take such action as DHAC shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Holder at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Holder.

4.13            Shares of Common Stock.

(a)            DWAC. DHAC shall ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(b)            Trading Markets. The shares of Common Stock are trading, and DHAC believes in good faith that they shall continue to trade uninterrupted, on any Trading Market (subject to any volume restrictions set forth in the Note). All of the shares issuable pursuant to the Transaction Documents (including the Commitment Shares and Warrant Shares) are listed or quoted for trading, and DHAC shall use its best efforts to ensure that such shares continue to be listed or quoted for trading interrupted, on any Trading Market.

ARTICLE V      MISCELLANEOUS

5.1            Termination and Survival. This Agreement may be terminated by the Holder, as to the Holder’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company and the other Purchasers, if the Closing has not occurred on or before May __, 2023. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive the Closing and the delivery of the Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Holder Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Holder Parties against events arising after such termination as well as before.

5.2            Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Securities shall be purchased, DHAC agrees to pay promptly to the Holder, or reimburse the Holder for, the following:

(a)            all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of the Transaction Documents and the purchase and sale of the Securities in connection therewith and the consummation of the other transactions contemplated hereby to be consummated on or about the Closing Date, including the reasonable fees, expenses and disbursements of counsel to the Holder in connection therewith; provided, that such reimbursement obligation shall not exceed $10,000

(b)            all the costs, fees and expenses of preparation, printing and distribution of any registration statement for the Warrant Shares and Commitment Shares or of the Transfer Agent (including any fees required for same-day processing of any instruction letter delivered by DHAC and any exercise notice delivered by the Holder) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to or exercise by, the Holder of any Securities or the Commitment Shares or Warrant Shares;

(c)            all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents and preparation, execution and closing of any consents, amendments, waivers or other modifications thereto, including the reasonable fees, expenses and disbursements of counsel to the Holder in connection therewith and in connection with any other documents or matters requested by DHAC (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(d)            all the actual and reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers used in connection with the Transaction Documents;

(e)            all the actual and reasonable costs, fees and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Holder and its counsel) in connection with the inspection, verification, custody or preservation of any collateral, to the extent required or permitted under any Transaction Document; and

(f)            all costs, fees and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Holder in enforcing any obligation owed hereunder of or in collecting any payments due from DHAC hereunder or under the other Transaction Documents (including in connection with the sale of, collection from, or other realization upon any collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Parties.

5.3            Modifications and Signatures. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any modification effected in accordance with accordance with this Section 5.3 shall be binding upon the Holder and holder of Securities and DHAC.

(a)            Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

(b)            Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Holder. No waiver or consent shall be effective against any party unless given in writing and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given.

(c)            Successors and Assigns. This Agreement shall bind and inure solely to the benefit of DHAC, the Holder and their respective successors and, if permitted, assigns; provided, that the Company Parties may not assign this Agreement or any other Transaction Document or any rights or obligations hereunder or thereunder without the Holder’s prior written consent and any prohibited assignment shall be absolutely void. Unless otherwise expressly provided in any Transaction Document, the Holder may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Securities and the Transaction Documents without the consent of DHAC; provided, that any transferee of the Securities shall agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Holder” (and any attempt to effect such transfer without securing such agreement shall be null and void).

(d)            Execution in Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

(e)            Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Borrower expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

5.4            Notices.

(a)            All notices, requests, demands, and other communications to either party hereto or given under any Transaction Document shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or send to the electronic mailing address set forth in the signature pages hereof or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to the Holder and DHAC in accordance with the provisions of this Section 5.4.

(b)            Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Trading Days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by electronic mail, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that if such electronic mail is not sent prior to the last trading hour of the principal Trading Market of the Securities on a Trading Day, such electronic mail shall be deemed to have been sent at the opening of trading on the next Trading Day for such principal Trading Market. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

5.5            Governing Law.

(a)            Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, Proceedings and matters arising hereunder or thereunder or related hereto or thereto are governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

(b)            Any Proceeding with respect to any Transaction Document may be brought exclusively in the Delaware courts or the federal courts of the United States of America in Delaware. DHAC (i) accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts, (ii) irrevocably waives any objection, including any objection to the laying of venue, based on the grounds of forum non conveniens or that such jurisdiction is improper or otherwise that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in those jurisdictions, (iii) irrevocably consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 5.4 and (iv) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of the Holder to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against DHAC in any other jurisdiction.

5.6            Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.7            Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, DHAC shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to DHAC of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.8            Remedies.

(a)            In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and DHAC will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b)            The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(c)            Nothing in any Transaction Document shall limit the Holder’s rights to pursue actual and consequential damages for any failure by DHAC to comply with the terms of this Agreement or any other Transaction Document.

(d)            An Event of Default will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore, in the event of any such Event of Default, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity

5.9            Further Assurances. The Company Parties agree to take such further actions as the Holder shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

5.10            Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (u) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (v) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (w) “knowledge” of the any Company Party means the best knowledge of any officer, director or employee of such Company Party after due inquiry, (x) “including” means “including, without limitation,” (y) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations” and (z) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.” The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. An Event of Default shall be deemed to exist at all times during the period commencing on the date that such Event of Default occurs to the date on which such Event of Default is waived in writing pursuant to the relevant Note or, with respect to any Default, is cured within any period of cure expressly provided in the relevant Note. Whenever in any provision of any Transaction Document, the Holder is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that the Holder may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day (including the Closing Date itself) in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically-corresponding day shall be deemed to be the last day of such calendar month).

5.11            Waiver of Jury Trial and Certain Other Rights. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of this Agreement or any Transaction Document (whether based on contract, tort or any other theory). Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Digital Health Acquisition Corp.		Address for Notice:

By:		Fax:
	Name: Scott Wolf	Email:
Title: Chief Executive Officer

[Signature Pages for Purchaser Follow]

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:	By:

Name: [HOLDER SIGNATORY]
Title:

Address for Notices to Purchaser:

Email:

EIN Number:

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.

EXHIBIT A

FORM OF NOTE

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.

EXHIBIT B

FORM OF WARRANT

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.

EXHIBIT C

FORM OF GUARANTY

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.

EXHIBIT E

FORM OF TRANSFER AGENT INSTRUCTION LETTER

SECURITIES PURCHASE AGREEMENT FOR DIGITAL HEALTH ACQUISITION CORP.